Independence Brewing Company
Brewing Agreement

This Agreement made this 28th day of November 1995 by and between Independence Brewing Company with facilities at 1000 E. Comly St., Philadelphia, Pa 19149 (Brewer) and Hunterdon Brewing Company with corporate offices at 43 Main St., Califon, NJ 08801.

Whereas Brewer has facilities capable of brewing and bottling of a product(s) at Brewer's facilities.

Whereas, Hunterdon is engaged in the wholesale distribution of beer and other similar brewed products in the State of NJ.

Whereas, Brewer and Hunterdon deem that it is in their respective interests to enter into this agreement.

Whereas, the parties intend that this Agreement govern their relationship.

Now, therefore, for consideration of $10.00 passed hand to hand, receipt and sufficiency of which is hereby acknowledged, exchange of mutual promises here and after, and other good and valuable consideration, the parties, intending to be legally bound agree as follows:

     1. Brewer agrees to produce for Hunterdon malt beverage products according to recipes supplied by Hunterdon as shown in Exhibit "A" attached hereto.

     2. Brewer agrees to produce malt products in quantities of (2) forty barrel brews. Brewer shall use best efforts to fill all orders. Hunterdon agrees to purchase the entire yield from those two brews and understands that the case quantity will vary.

     3. Brewer shall use best efforts to bottle and package the products per Hunterdon's specifications shown in Exhibit "B" attached hereto. Hunterdon shall have five (5) days from receipt of the product from Brewer to reject and return the product to Brewer if the product does not meet Hunterdon's specifications as shown in Exhibit B attached hereto.

     4. Hunterdon shall provide and deliver to Brewer within 5 days of each order all packaging materials, including, master cartons, 6-packs, caps, labels and dividers. Said packaging material shall be equal to 120% of the order placed by Hunterdon. Any surplus of packaging material after the order has been filled, shall be either returned to Hunterdon or retained by Brewer as inventory for future orders at the option of Hunterdon.

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     5. Hunterdon understands that the products produced by Brewer are
     UNPASTUERIZED and, consequently, need special handling and storage and will have limited "shelf-life." Hunterdon agrees to date stamp the master cartons and to strictly follow the handling and storage guidelines supplied by Brewer and attached hereto as Exhibit "C."

     6. Brewer shall hold harmless Hunterdon only against claimants who are end-user consumers, unless Brewer shows that Hunterdon did not follow the handling and storage guidelines specified in Exhibit C.

     7. Brewer and Hunterdon agree and understand that the prices set forth herein are based on assumed certain ingredients per the recipe(s) in Exhibit "A." If Hunterdon recipes call for specialized ingredients other than the standard four basic ingredients (malt, hops, yeast, water) then Hunterdon shall pay Brewer at the time an order is placed the full cost to inventory additional ingredients which Brewer views as exclusive, to the Hunterdon recipe.

     8. All marketing, advertising and point-of-sale materials are the sole responsibility and at the sole cost of Hunterdon.

     9. The Price charged to Hunterdon shall be (a) 4/6 pack/12oz. bottles at $10.25 per case including 12 oz. long neck bottles supplied by Brewer.

        (b) 15.5 gallon kegs at price to be mutually agreed upon by the parties. Hunterdon shall be responsible for supplying all kegs. All kegs must be approved by Brewer.

        (c) In the event Brewer incurs a price increase from any of its suppliers and or labor, Brewer must give written notice thereof. No other price increases shall be permitted during this agreement.

        (d) Hunterdon shall pay in advance or at the time of the order 50% of the purchase price and the balance immediately after notice that the order has been filled and placed in cold box. All accounts must be current before product is removed from Brewer's facility.

        (e) Hunterdon agrees to remove, from Brewer's facility, all products produced by Brewer for Hunterdon within 72 hours of Brewer's notice to Hunterdon that the order has been filled. Should Hunterdon fail to remove said products within said 72 hours, then Hunterdon shall pay to Brewer a cold box storage fee of $0.95 per case or keg per day. Storage fee shall be waived if Hunterdon without fault should fail to remove the product from the Brewer.

        (f) Hunterdon hereby grants Brewer a security interest in all product produced by Brewer for Hunterdon until the order has been paid for in full and removed from Brewer's facility. Further, Hunterdon agrees to cooperate and assist Brewer in perfecting said security interest at Brewer's request.

     10. Brewer and Hunterdon shall be responsible for complying with all Federal, State and Local laws, rules and regulations regarding production of products under this agreement.

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     11. All Packaging must receive written approval of Independence Brewing
     Company for prices to remain effective. Packaging should adhere to the size and shape of Independence current packaging.

     12. Hunterdon agrees to order a minimum of 5500 cases over each 12 month period from the date of this Agreement or must immediately compensate Brewer $4.00 per case, at the end of the 12 month period, for the quantity needed to reach the annual minimum of 5500 cases.

     13. Hunterdon will have the exclusive right, title and interest in, and exclusive use of any Hunterdon formulas, as specified in exhibit "A" which are acknowledged to be proprietary. And Hunterdon shall retain that exclusive right beyond the effective period of this Agreement and for all time thereafter.

         A. Brewer acknowledges that all Hunterdon formulas shall be considered confidential.

         B. Brewer will not, without written consent, disclose any formulas to third parties or use the formula for any purpose. Brewer will ensure that all of its employees will abide by the same confidentiality restraints.

         C. On termination of this agreement, Brewer will return to Hunterdon any information in its possession pertaining to their formulas.

         D. The obligation of confidentiality shall survive the termination or expiration of the Agreement.

     14. This contract shall have a term of 36 months from the date of this Agreement and shall automatically terminate without notice on December 1, 1998.

     15. The parties agree and understand that if one or more sections or clauses of this Agreement are deemed invalid, illegal or unenforceable by a judicial authority, the remaining sections and clauses shall remain in full force and effect.

     16. This Agreement shall be binding on the parties, their assigns, executors and administrators.

     17. Brewer shall be excused for the period of any delay in the Performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Brewer's control which shall include without limitation, all labor disputes, civil commotion, acts of God or delays in delivery from Brewer's suppliers.

     18. Hunterdon may not assign this agreement in whole or in part without Brewer's prior written consent, which shall not unreasonably be withheld. This Agreement shall automatically terminate if the controlling interest of Hunterdon transfers in an manner without the prior written consent of Brewer. Additionally the Brewer shall not assign this agreement.

     19. Brewer shall not be permitted to produce Malt Beverage Products for any third party located in New Jersey, for the duration of this agreement, without written consent from Hunterdon.

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     20. This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

     21. All disputes between the parties shall be submitted to binding Arbitration with one arbitrator chosen by each party and the two arbitrators to agree on the third arbitrator chosen.


Attest                                      Independence Brewing Company

                                            /s/ Robert W. Connor, Jr.
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                                                Robert W. Connor, Jr.
Secretary                                       President


Attest                                      Hunterdon Brewing Company

                                            /s/ Michael T. Short
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                                                Michael T. Short
Secretary                                       President